SECURITIES AND EXCHANGE COMMISSION

                                  Washington, D. C. 20549

                                          Form 8-K

                                       CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  July 20, 1999


      Delaware                              0-1500               36-1050870
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(State of other jurisdiction            (Commission           (IRS Employer
    of incorporation)                    File Number)       Identification No.)

36 South State Street, Chicago, Illinois                                60603
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(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number
          including area code:          (312) 855-2160






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       (Former name or former address, if changed
         since last report)







                              Item 5. Other Events

            As reported by a press release dated July 19, 1999 a copy of which is attached hereto as Exhibit 99, Registrant announced that Robert
            K. Meltzer, President and CEO has been granted a leave of absence to personally pursue the purchase of the Company's six Chicago fur and apparel stores. Sam Garber, the Company's Vice President and General Counsel has been elected to serve as Acting President and CEO.


SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                EVANS, INC.
                                                -----------

                                                (Registrant)


                                                By DEANNA L. HARNETT

                                                   Deanna L. Harnett
                                                   Vice President and
                                                   Chief Financial Officer

EVANS, INC.


Evans, Inc., the Chicago based fur and apparel chain has granted Robert K. Meltzer, President and CEO an unpaid leave of absence to personally pursue the purchase of the Company's six Chicago fur and apparel stores.

Samuel B. Garber the Company's Vice President and General Counsel has been elected to serve as Acting President and Chief Executive Officer, stated David
B. Meltzer, Chairman of the Board of Evans. Garber, who has extensive experience in retailing has been with EVANS for 23 years. Prior to joining Evans, he served in top management with a jewelry chain and a promotional department store.

Evans has Company-owned stores in the Chicago and Washington, D. C. areas and in Dallas and Austin, Texas. It also operates leased fur operations in major department stores, including Bloomingdale's, Dayton's Hudson's, Marshall Field's, Rich's, Goldsmith's, Lazarus and Filene's Basement.